Exhibit 10.62

EXECUTION VERSION

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT (this
“Amendment”), is made and entered into as of December 30, 2021 (the “Amendment Date”), by and among each of

(A)MUFG Bank, Ltd., a Japanese banking corporation, as buyer (“Buyer”); and

(B)TXU Energy Retail Company LLC, a Texas limited liability company (“TXU”), as seller (the “Seller”);

and amends that certain that certain 1996 SIFMA Master Repurchase Agreement dated as of October 9, 2020, between Seller and Buyer (the “Master Repurchase Agreement” and, as amended hereby, the “Amended Master Repurchase Agreement”). Each of Buyer and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into the Master Repurchase Agreement; and

WHEREAS, the Parties now wish to amend certain provisions of the Master Repurchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

1.Interpretation.

1.1Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Master Repurchase Agreement (including Annex I thereto).

1.2Construction. The rules of construction set forth in Section 1.2 of the Framework Agreement shall apply to this Amendment.

2.Amendment.

The Master Repurchase Agreement is hereby amended, effective from and after the Amendment Date, as follows:

2.1any text in Exhibit A to this Amendment that is struck through shall be deleted from the applicable provision of Annex I to the Master Repurchase Agreement; and

2.2any text that is double underscored shall be added to the applicable provision of the Annex I to the Master Repurchase Agreement.

3.Representations, Warranties, Undertakings and Agreements.

3.1Seller. In entering into this Amendment, Seller hereby makes or repeats (as applicable) to Buyer as of the Amendment Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Master Repurchase Agreement, and such representations and warranties shall be deemed to include this Amendment. Seller further represents as of the Amendment Date that it has complied in all material respects with all covenants and agreements applicable to it under the Master Repurchase Agreement.

4.Miscellaneous.

4.1Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

4.2Ratification; Amended Terms. Except as amended hereby the Master Repurchase Agreement remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Amendment Date, (i) all references to the Master Repurchase Agreement in any other Transaction Agreement shall be deemed to be references to the Amended Master Repurchase Agreement, (ii) any amendment in this Amendment of a defined term in the Master Repurchase Agreement shall apply to terms in any other Transaction Agreement which are defined by reference to the Master Repurchase Agreement.

4.3GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO)).

4.4Expenses. All reasonable and documented legal fees and expenses of Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Seller promptly on demand.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Buyer:

MUFG BANK, LTD.

By: /s/ MatthewMatthew Stratton
Name: Matthew Stratton
Title: Managing Director

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 2 to Master Repurchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Seller:

TXU ENERGY RETAIL COMPANY LLC

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Amendment No. 2 to Master Repurchase Agreement]

EXHIBIT A

AMENDMENTS TO MASTER REPURCHASE AGREEMENT

(Attached)

EXECUTION VERSION
EXHIBIT A TO AMENDMENT ~~1~~2 TO MASTER REPURCHASE AGREEMENT

Annex I

Supplemental Terms and Conditions
This Annex I forms a part of the 1996 SIFMA Master Repurchase Agreement dated as of October 9, 2020 (the “SIFMA Master,” and as amended by this Annex I, this or the “Agreement”) between TXU Energy Retail Company LLC, a Texas limited liability company (“TXU” or “Seller”), and MUFG Bank, Ltd. (“MUFG”). Subject to the provisions of Paragraph 1 of this Annex I, (a) capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the SIFMA Master, and (b) aside from this Annex I, including all exhibits and schedules attached hereto and thereto, no other Annexes or Schedules thereto shall form a part of the SIFMA Master or be applicable thereunder.

1.Applicability; Parties; Framework.

(a)Framework Agreement. This Agreement is being entered into in accordance with that certain Master Framework Agreement, dated as of October 9, 2020 (as amended, restated, supplemented or otherwise modified, the “Framework Agreement”), among TXU, as seller, the entities party thereto as Originators, TXU, as agent for the Seller and the Originators (in such capacity, the “Seller Party Agent”) and MUFG, as buyer. Capitalized terms used but not defined in this Agreement or in any Confirmations shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto). In the event of any inconsistency between this Agreement and the Framework Agreement, the Framework Agreement shall govern.

(b)Seller. TXU will act as Seller with respect to all Transactions entered into hereunder. Subject to the terms and conditions of the Framework Agreement, all powers of Seller hereunder, including the execution and delivery of Confirmations hereunder or any other matters involving consent or discretion, shall be exercised solely by Seller Party Agent on behalf of Seller.

(c)    Buyer. MUFG will act as Buyer with respect to all Transactions entered into hereunder.

(d)    Securities. The only Security for purposes of this Agreement shall consist of the Seller Note, and no asset or property other than the Seller Note shall be recognized as a Security for purposes of any Transactions hereunder. All references in this Agreement to Securities or Purchased Securities, as the case may be (whether in the SIFMA Master or elsewhere in this Annex I) shall be understood and construed as references to the Seller Note.

(e) Entire Agreement. The first sentence of Paragraph 14 of the SIFMA Master is subject to, and superseded by, Section 9.3 of the Framework Agreement.

2.Definitions.

(a)Added Definitions. For purposes of this Agreement, the following additional terms shall have the following meanings:
(i)“Available Tenor”, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, the length of any Transaction Period or portion thereof for which Pricing Rate or Price Differential for a Transaction is calculated with reference to such Benchmark;

(ii)“Benchmark”, initially, ~~ICE LIBOR~~the Term SOFR Reference Rate;
provided, that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~has occurred with respect to ~~ICE LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applic~~able Benchmark~~ Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 13;

(iii)“Benchmark Replacement”, ~~for any Available Tenor,~~ with respect to any Benchmark Transition Event ~~or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Buyer and is consented to by Seller (such consent not to be unreasonably withheld) for the applicable Benchmark Replacement Date:~~
~~(1)the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or(2)~~ , the sum of: (A) the alternate benchmark rate that has been selected by Buyer and Seller ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities ~~at such time~~ and (B) the related Benchmark Replacement Adjustment;

provided, that, ~~in the case of clause (1) above, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer in its reasonable discretion. If the~~if such Benchmark Replacement as so determined ~~pursuant to clause (1), or (2) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Framework Agreement and the other Transaction Agreements.

(iv)“Benchmark    Replacement    Adjustment”,    with    respect    to    any
replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement ~~for any applicable Transaction Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer and~~

~~agreed to by Seller:a)~~ , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) ~~as of the Reference Time such Benchmark Replacement is first set for such Transaction Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Transaction Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and(2) for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero)~~ that has been selected by Buyer and agreed to by Seller ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

p~~rovided, that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion;~~

(v)~~“Benchmark Replacement Conforming Changes”, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Business Day,” “LIBO Rate,” “Pricing Rate” “Price Differential”, or “Transaction Period” in the Master Repurchase Agreement, timing and frequency of determining rates and making payments of Price Differential, timing of Transaction Notices, the applicability of breakage provisions and other technical, administrative or operational matters) to the Transaction Agreements that Buyer decides (in consultation with the Seller) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Framework Agreement and the other Transaction Agreements);~~

(v)~~(vi)~~ “Benchmark Replacement Date”, the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark
Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark
Transition Event,”, the ~~date of the public~~ first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication ~~of information referenced therein;~~referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

(3)~~[reserved]; or~~

(4)~~in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Seller, so long as the Buyer has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election, is provided to the Seller, written notice of objection to such Early Opt-in Election from the Seller.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof);

(vi)~~(vii)~~ “Benchmark Transition Event”, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the
regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by ~~the~~
~~regulatory supervisor for~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer representative~~not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof);

(vii)~~(viii)~~ “Benchmark Unavailability Period”, the period (if any) (x)
beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1)(a) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Agreement in accordance with Section 13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Agreement in accordance with Section 13.

(viii)~~(ix)~~ “Breakage Amount”, with respect to any Breakage Event pertaining to any outstanding Transaction, an amount equal to the loss, cost and expense (if any) actually incurred by Buyer and attributable to such Breakage Event but excluding loss of anticipated profits, in each case as determined in good faith by Buyer and notified to Seller Party Agent in writing; it being understood that any written notice from Buyer indicating such amount and setting forth in reasonable detail the calculations used by Buyer to determine such amount, shall be conclusive absent manifest error;

(ix)~~(x)~~ “Breakage Event”, with respect to any Transaction, (A) the termination of such Transaction before the Repurchase Date specified in the Confirmation for such Transaction (1) by Seller or Buyer in accordance with Paragraph 3(c)(ii) or Paragraph 11, respectively, of the SIFMA Master, as amended by this Annex I, or (2) as the result of the Termination Date occurring under the Receivables Purchase Agreement; or (B) the transfer of any cash by Seller to Buyer during the Transaction Period for such Transaction as required pursuant to Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, if Buyer has applied such funds to the unpaid Repurchase Price with respect to such Transaction pursuant to Paragraph 4(c) of the SIFMA Master, as amended by this Annex I;

(x)~~(xi)~~ “Breakage Period”, with respect to any Breakage Event, the period commencing on (and including) (x) in the case of a Breakage Event of the type described in clause
(A) of the definition thereof, the effective date of Seller’s or Buyer’s termination of the applicable Transaction or (y) in the case of a Breakage Event of the type described in clause (B) of the definition thereof, the date on which such cash is transferred by Seller to Buyer, and, in each case, ending on (but excluding) the next succeeding Monthly Date;

(xi)~~(xii)~~ “~~Corresponding Tenor”, with respect to any Available Tenor~~
~~means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor;~~Conforming Changes”, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Business Day,” “Pricing Rate,” “Price Differential” or “Transaction Period” in the Master Repurchase Agreement, timing and frequency of determining rates and making payments of Price Differential, timing of Transaction Notices, the applicability of breakage provisions and other technical, administrative or operational matters) to the Transaction Agreements that Buyer decides (in consultation with the Seller) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Framework Agreement and the other Transaction Agreements);

(xiii)~~“Daily Simple SOFR”, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Buyer decides that any such convention is not administratively feasible for the Buyer, then the Buyer may establish another convention in its reasonable discretion;~~

~~(xiv)“Early Opt-in Election”, if the then-current Benchmark is ICE LIBOR, the occurrence of:~~

~~(1)a determination by Buyer or Seller that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR or any other rate based upon SOFR) as a benchmark rate, and~~

(2)~~the joint election by Buyer and Seller to trigger a fallback from~~
~~ICE LIBOR;~~

(xii) (xv) “Framework Agreement”, the meaning set forth in Paragraph 1(a)
of this Annex I;

(xiii)~~(xvi)~~ “Floor”, zero percent (0.00%);

(xvii)~~“ISDA Definitions”, the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto;~~

(xviii)~~“LIBO Rate”, with respect to any Transaction Period, either (a) an interest rate per annum determined on the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for deposits in United States dollars for a period of time comparable to such Transaction Period as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to United States dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Buyer from time to time), at about 11:00 a.m. (London, England time) on the second London Banking Day preceding the first day of such Transaction Period, or (b) if a rate cannot be determined under clause (a), an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration comparable to such Transaction Period, in a principal amount substantially equal to the Purchase Price for the applicable Transaction, are offered to the principal London office of the Buyer by three London banks, selected by the Buyer in good faith, at about 11:00 a.m. (London, England time) on the second London Banking Day preceding the first day of such Transaction Period. Notwithstanding the foregoing, if the LIBO Rate as determined herein at any time would be less than zero (0.00), such rate shall be deemed at such time to be zero percent (0.00%) for purposes of this Agreement;~~

~~(xix)“London Banking Day”, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the city of London, England;~~

(xiv)~~(xx)~~ “MUFG Cost of Funds Rate”, with respect to any Transaction
Period, the rate per annum quoted from time to time as such by MUFG, which rate shall be determined and calculated by MUFG in its sole discretion, taking into account factors including, but not limited to, MUFG’s external and internal funding costs and prevailing interbank market rates and conditions; provided, however, that as of any applicable Purchase Date, such rate shall be no greater than the cost of funds rate generally quoted by MUFG on such date in other similarly situated transactions (including, for the avoidance of doubt, taking into account any applicable currency, tenor and jurisdictional differences). Notwithstanding the foregoing, if the MUFG Cost of Funds Rate as determined herein at any time would be less than zero (0.00), such rate shall be deemed at such time to be zero percent (0.00%) for purposes of this Agreement;

(xv)~~(xxi)~~ “Original Note”, the original executed version of the Seller Note;

(~~xxii) “Reference Time”, with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London Banking Days preceding the first day of the relevant Transaction Period, and (2) if such Benchmark is not the LIBO Rate, the time determined by Buyer in its reasonable discretion.~~

(xvi)~~(xxiii)~~ “Relevant Governmental Body”, the Board of Governors of the
Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto;

(xvii)~~(xxiv)~~ “SOFR”, ~~with respect to any Business Day,~~ a rate ~~per annum~~
equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~;

(xviii)~~(xxv)~~ “SOFR Administrator”, the Federal Reserve Bank of New York
(or a successor administrator of the secured overnight financing rate);

(xix)~~(xxvi)~~ “~~SOFR Administrator’s Website”, the website of the Federal~~
~~Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time;~~Term SOFR”, with respect to any Transaction Period, the Term SOFR Reference Rate for a tenor comparable to such Transaction Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Transaction Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government    Securities    Business    Days    prior    to    such    Term    SOFR    Determination    Day.     Notwithstanding the foregoing, if Term SOFR as determined herein at any time would be less than the Floor, then Term SOFR shall be deemed to be the Floor;

(xx)~~(xxvii)~~    “Term    SOFR    Administrator”,    CME    Group    Benchmark
Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate);

(xxi)    “Term SOFR Reference Rate”, the forward-looking term rate based on
SOFR;

(xxii)“Transaction Period”, with respect to any Transaction, the period commencing on (and including) the Purchase Date for such Transaction and expiring on (but excluding) the Repurchase Date for such Transaction; ~~and~~

(xxiii)~~(xxviii)~~    “Unadjusted    Benchmark    Replacement”,    the    applicable
Benchmark Replacement excluding the related Benchmark Replacement Adjustment.; and

(xxiv)“U.S. Government Securities Business Day”, any day except for (a) a
Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b)Revised Definitions.    For purposes of this Agreement, and notwithstanding
anything in Paragraph 2 of the SIFMA Master to the contrary, the following terms shall have the following amended and restated meanings:

(i)“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Purchase Price for such Transaction as of such date;

(ii)“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, one hundred percent (100%);

(iii)“Price Differential”, with respect to any Transaction as of any date, the sum of the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction); provided, that upon the occurrence of any Breakage Event with respect to such Transaction, such Price Differential shall be increased by Buyer’s applicable Breakage Amount (if any) for such Breakage Event, determined as of the date on which such Breakage Event occurs;

(iv)“Pricing Rate”, the per annum percentage rate for determination of the
Price Differential, determined for each Transaction (unless otherwise specified in the Confirmation) as being equal to the sum of (A) ~~the LIBO Rate as of the applicable Purchase Date~~Term SOFR for the related Transaction Period, plus (B) 0.05%, plus (C) 1.20% (it being understood that, if Seller Party Agent fails to deliver the required Transaction Notice for a Transaction and the other associated documents pursuant to Section 4.1(a) of the Framework Agreement at least three (3) Business Days prior to the proposed Purchase Date and Buyer nonetheless elects to proceed with the proposed Transaction, the MUFG Cost of Funds Rate shall be used instead of ~~the LIBO Rate~~Term SOFR in determining the Pricing Rate for such Transaction);

(v)“Repurchase Date”, the date on which Seller is to repurchase the
Purchased Securities from Buyer, which shall be the earliest of (i) the next Monthly Date immediately succeeding the applicable Purchase Date, (ii) the Facility Expiration Date and (iii) any date determined by application of the provisions of Paragraph 3(c) or 11 of this Annex I; and

(vi)“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case as the sum of (A) the Purchase Price for such Transaction plus (B) the accrued and unpaid Price Differential as of the date of such determination (it being understood that all such accrued and unpaid Price Differential shall be payable when and as set forth in Paragraph 12 of this Annex I); provided, that if an Event of Default has occurred and is continuing as of the applicable Repurchase Date for a Transaction, then the Repurchase Price for such Transaction shall include, in addition to the amounts specified in the foregoing clauses (A) and (B), all other Secured Obligations due and owing from Seller under the Transaction Agreements through the time such Repurchase Price is paid in full (other than contingent indemnification obligations in respect of which no claim therefor has been made).

3.Initiation; Confirmation; Termination. Notwithstanding anything to the contrary in Paragraph 3 of the SIFMA Master, the following shall apply:

(a)No Oral Agreements.    All agreements to enter into Transactions hereunder
shall be in writing in accordance with Article 4 of the Framework Agreement.

(b)Confirmations; Priority.    All Confirmations with respect to Transactions
hereunder shall be substantially in the form attached as Exhibit A to this Annex I. Subject to the definitions of “Price Differential”, “Repurchase Date” and “Repurchase Price” set forth in Paragraphs 2(b)(iii), 2(b)(v) and 2(b)(vi) of this Annex I, respectively, in the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.

(c)    Termination. Paragraph 3(c) of the SIFMA Master is hereby amended and restated as follows

“Transactions hereunder shall terminate upon the earlier of (i) the date determined pursuant to the definition of Repurchase Date (without regard to this Paragraph 3(c)) or (ii) a date specified upon demand by Seller, which demand shall be made by Seller in writing no later than 5:00 p.m. (New York City time) on the third ~~London Banking~~U.S. Government Securities Business Day prior to the Business Day on which such termination will be effective. On such earlier date, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities (except as otherwise provided in Paragraph 7 of Annex I) against the payment of the related Repurchase Price by Seller (which may, to the extent permitted under Paragraph 12 of Annex I hereto, be netted against the Purchase Price payable in respect of any new Transaction) in accordance with the Framework Agreement.”

(d)Outstanding Transactions; Continuity.    Notwithstanding anything in this
Agreement to the contrary, the Parties agree that no more than one Transaction hereunder shall be outstanding at any given time. It is the intention of the Parties that during the Facility Term, subject available funds to the account of Buyer set forth in Schedule 2 to the Framework Agreement on the Repurchase Date for such Transaction (or, if such Repurchase Date is not a Monthly Date, on the earlier of (i) next succeeding Monthly Date to occur following such Repurchase Date or (ii) the Facility Expiration Date), and such payment of the Price Differential shall not be subject to any setoff, netting or other application by Seller against other amounts, whether pursuant to Paragraph 12 of the SIFMA Master or otherwise.

13.Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Agreement, ~~if~~upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related~~, the Benchmark Replacement ~~Date have occurred~~ p~~rior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Agreements in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Framework Agreement or any other Transaction Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such~~will replace the then-current Benchmark for all purposes hereunder and under any Transaction Agreement in respect of any Benchmark setting on the Business Day agreed to in writing between Buyer and Seller without any amendment to this Agreement or any other Transaction Agreement.

(b)~~Benchmark Replacement~~ Conforming Changes. In connection with the implementation of a Benchmark Replacement, Buyer will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time, in consultation with the Seller, and, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective with the consent of the Seller (such consent not to be unreasonably withheld).

(c)Notices; Standards for Decisions and Determinations. Buyer will promptly notify the Seller of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, (iv) the substitution of any tenor of a Benchmark with the MUFG Cost of Funds Rate pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Buyer pursuant to this Section 13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Seller or Seller Party Agent, except, in each case, as expressly required pursuant to this Section 13.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), if the then-current Benchmark is a term rate (including ~~ICE LIBOR~~the Term SOFR Reference Rate), then for any period during which (A) the applicable tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that the applicable tenor for such Benchmark is not or will not be ~~no longer~~ representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the MUFG Cost of Funds Rate may be used instead of such Benchmark in determining the Pricing Rate for any Transaction entered into during such period.

(e)Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a Transaction to be made at the ~~LIBO Rate~~then-current Benchmark during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Transaction to be made at the MUFG Cost of Funds Rate.

(f)Benchmark Rates. Buyer does not warrant or accept responsibility for, and shall not have any liability to the Seller hereunder or otherwise for, any loss, damage or claim arising from or relating to (i) the administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the then-current Benchmark, (ii) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes made in accordance with the terms hereof or (iii) any mismatch between the Benchmark or the Benchmark Replacement and any of the Seller’s other financing instruments (including those that are intended as hedges).

(g)~~London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to ICE LIBOR pursuant to the terms of this Framework Agreement and that any obligation of Buyer to notify any parties of such Benchmark Transition Event pursuant to clause (c) of this Section 13 shall be deemed satisfied.~~

14.Miscellaneous.

(a)Termination of Agreement. The last sentence of Paragraph 15(a) of the SIFMA Master is hereby amended and restated to read as follows:
“This Agreement shall terminate on the Facility Expiration Date, except that this Agreement shall, notwithstanding such termination, remain applicable to any Transactions then outstanding.”

(b)Notices. The provisions of Paragraph 13 of the SIFMA Master are hereby deleted, and shall be deemed to have been replaced with the provisions of Section 9.8 of the Framework Agreement, which are hereby incorporated by reference.

(c)Other Inapplicable Provisions. Paragraphs 18 and 20 of the SIFMA Master shall not be applicable to Transactions under this Agreement, and all terms and provisions thereof and references thereto shall be disregarded for purposes of this Agreement.